UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On January 30, 2017, PHH Corporation (“PHH” or the “Company”) announced that it will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, February 16, 2017, to discuss the outcomes and conclusions of its evaluation of strategic alternatives, including certain additional execution actions, and to discuss its fourth quarter 2016 results.

In connection with the proposed transactions under that certain Agreement for the Purchase and Sale of Servicing Rights, dated as of December 27, 2016, by and between New Residential Mortgage LLC, PHH Mortgage Corporation and, solely for the limited purposes set forth therein, PHH, PHH will file with the Securities and Exchange Commission (“SEC”), and furnish to its stockholders, a proxy statement soliciting proxies for a special meeting of stockholders. Stockholders are strongly advised to read the proxy statement and any other relevant documents filed with the SEC as they become available because they will contain important information about the proposed transaction. Stockholders may obtain a copy of the proxy statement when available along with other documents filed by the Company, free of charge, by contacting PHH Investor Relations: in writing at PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, by telephone at 856-917-7405, by email at InvestorRelations@phhmail.com, or by accessing the PHH website at www.phh.com, or the SEC website at www.sec.gov.

The Company and its directors, executive officers, and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning PHH’s directors and executive officers is set forth in the proxy statement for PHH 2016 annual meeting of stockholders as filed with the SEC on Schedule 14A on April 28, 2016, and in its most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015 as filed with the SEC on February 26, 2016.  Information regarding the interests of such directors and executive officers in the solicitation will be more specifically set forth in the proxy statement concerning the proposed transaction that will be filed with the SEC. In addition to the proxy statement, PHH files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-3030 for further information on the public reference rooms. PHH’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

A copy of the press release issued by the Company on January 30, 2017 announcing the conference call and instructions for participating on the call is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	PHH Corporation press release dated January 30, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated:  January 30, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	PHH Corporation press release dated January 30, 2017.